                                                                   EXHIBIT 10.47

                                    AGREEMENT

      THIS AGREEMENT ("Agreement"), dated as of the date set forth below, is entered into by and between Arch Hill Ventures N.V., a Netherlands corporation ("Arch Hill Ventures") and Lithium Technology Corporation, a Delaware corporation ("LTC").

                                    RECITALS

      WHEREAS, pursuant to the terms of that certain agreement by and among Hill Gate Capital N.V. and LTC dated as of June 7, 2002 ("Share Exchange Agreement I"), on October 4, 2002 LTC acquired 60% of the outstanding equity securities of GAIA Holding B.V. ("GAIA Holding") and Arch Hill Ventures acquired 60,000 shares of LTC Series A Preferred Stock (" LTC Preferred") (the entire transaction referred to herein as "Share Exchange I"); and

      WHEREAS, Arch Hill Ventures is the holder of the remaining 40% of the outstanding equity securities of GAIA Holding; and

      WHEREAS, GAIA Holding is the beneficial owner of 100% of the outstanding equity securities of GAIA Akkumulatorenwerke GmbH, a German corporation ("GAIA"); and

      WHEREAS, Arch Hill Ventures (the "GAIA Holding Stockholder") and LTC desire that LTC acquire the remaining 40% of the issued and outstanding Capital Stock (as defined below) of GAIA Holding from the GAIA Holding Stockholder and, in exchange therefor, LTC issue to the GAIA Holding Stockholder a total of 40,000 shares of the LTC Preferred, upon the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of these premises and the mutual agreements, provisions and covenants contained in this Agreement, the GAIA Holding Stockholder and LTC hereby agree as follows:

                                    ARTICLE I

                    EXCHANGE TRANSACTION AND RELATED MATTERS

      1.1 Transfer of GAIA Holding Capital Stock; Issuance of LTC Preferred. Forty thousand (40,000) shares of GAIA Holding Capital Stock, constituting forty percent (40%) issued and outstanding immediately prior to the Closing, shall be exchanged by the GAIA Stockholder for forty thousand 40,000 shares of validly issued, fully paid and non-assessable, $.01 par value per share, LTC Preferred, having all of the rights, privileges, restrictions and qualifications set forth in the certificate of designation attached as Exhibit A to the Share Exchange Agreement I (the "Certificate of Designation").

      1.2 Transfer of GAIA Holding Capital Stock. At the Closing, the GAIA Holding Stockholder shall deliver a deed of transfer evidencing the transfer of forty thousand (40,000) shares of GAIA Holding Capital Stock.

      1.3 Issuance of LTC Preferred. LTC shall deliver to the GAIA Holding Stockholder one or more certificates representing the LTC Preferred registered in the name of the GAIA Holding Stockholder. The certificates representing shares of LTC Preferred to be issued pursuant to Section 1.1 and the shares of LTC Common underlying the LTC Preferred shall bear the following legend reflecting that such shares have not been registered pursuant to the Securities Act or state "Blue Sky" or other securities laws until such time as such shares have been so registered (and thereupon such legend shall be removed):

      THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL AND FROM ATTORNEYS REASONABLY ACCEPTABLE TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

                                   ARTICLE II

                         CLOSING AND CLOSING DELIVERIES

      2.1 The Closing. The closing of the transaction contemplated hereby (the "Closing") will take place at the offices of Gallagher, Briody & Butler located at 155 Village Boulevard, Princeton, New Jersey 08540, at 10:00 a.m., New York time, no later than three Business Days after satisfaction or waiver of the conditions to Closing set forth in Article VII, unless the parties agree in writing to change the Closing to another time, date or place. The date upon which the Closing occurs is herein called the "Closing Date".

      2.2 Deliveries by LTC. At the Closing, LTC will deliver to the GAIA Holding Stockholder:

      (a) the opinion of Gallagher, Briody & Butler, counsel to LTC, dated the Closing Date, relating to LTC's corporate fundamentals as customary for transactions of the type described herein, substantially in the form as delivered for Share Exchange I;

      (b) evidence or copies of any consents, approvals, orders, qualifications or waivers required by any third party or Governmental Authority for LTC to consummate the transactions contemplated by this Agreement;

      (c) a certificate representing the LTC Preferred registered in the name of the GAIA Holding Stockholder; and

      (d) such other documents and instruments as may be reasonably required to consummate the transactions contemplated by this Agreement and to comply with the terms hereof.

      2.3 Deliveries by the GAIA Holding Stockholder. At the Closing, the GAIA Holding Stockholder will deliver to LTC:

      (a) the opinion of Barents & Krans, counsel to the GAIA Holding Stockholder, dated the Closing Date, relating to the GAIA Holding Stockholder's corporate fundamentals as customary for transactions of the type described herein, substantially in the form as delivered for Share Exchange I;

      (b) evidence or copies of any consents, approvals, orders, qualifications or waivers required by any third party or Governmental Authority for the GAIA Holding Stockholder to consummate the transactions contemplated by this Agreement;

      (c) an executed deed of transfer for the shares of GAIA Holding Capital Stock transferred under this Agreement and registered in the name of LTC; and

      (d) such other documents and instruments as may be reasonably required to consummate the transactions contemplated by this Agreement and to comply with the terms hereof.

                                   ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF LTC

      Except as set forth below or in a Schedule attached hereto, LTC represents and warrants to the GAIA Holding Stockholder as of the date hereof that all of LTC's representations and warranties relating to LTC set forth in the Share Exchange Agreement I, subject to the Schedule attached thereto as updated to the date of the closing of Share Exchange I, are true and accurate in all material respects and are hereby incorporated herein by their reference. Subject to any exceptions set forth in a Schedule hereto, LTC further represents and warrants to the GAIA Holding Stockholder as of the date hereof as follows:

      3.1 Corporate Existence and Power. LTC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. LTC has all corporate power and all material governmental permits required to carry on its business as now conducted.

LTC is duly qualified to conduct business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on LTC.

      3.2 Corporate Authorization; Enforceability. The execution, delivery and performance by LTC of this Agreement are within LTC's corporate powers and have been duly authorized by the Board of Directors of LTC and no other corporate action on the part of LTC is necessary to authorize this Agreement. This Agreement has been duly executed and delivered by LTC. Assuming the due execution and delivery of this Agreement, this Agreement constitutes the valid and binding agreement of LTC, enforceable against LTC in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

      3.3 United States Governmental Authorization. The execution, delivery and performance by LTC of this Agreement require no consent, approval, order, authorization or action by or in respect of, or filing with, any United States Governmental Authority other than filings pursuant to the Securities Act and applicable state securities laws, and filing of an amendment to LTC's certificate of incorporation to increase the number of authorized LTC Common as contemplated by Section 7.2(a) hereof.

      3.4 Non-Contravention; Consents. The execution, delivery and performance by LTC of this Agreement and the consummation of the transaction contemplated hereby do not and will not at the Closing (a) violate the certificate of incorporation or bylaws of LTC, (b) violate any applicable United States law or Order, (c) require any filing with or permit, consent or approval of, or the giving of any notice to, any Person (including filings, consents or approvals required under any permits of LTC or any licenses to which LTC is a party), (d) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of LTC or to a loss of any benefit to which LTC is entitled under, any contract or other instrument binding upon LTC or any permit held by LTC, or (e) result in the creation or imposition of any Lien on any asset of LTC.

      3.5 Capitalization. The authorized, issued and outstanding Capital Stock of LTC as of the date hereof is as follows: LTC has 125,100,000 shares, par value $0.01 per share, of authorized Capital Stock of which 125,000,000 shares are designated "Common Stock" and 100,000 shares are designated " Series A Preferred Stock". 88,235,392 shares of LTC Common Stock and 60,000 shares of Series A Preferred Stock, are outstanding as of the date hereof. The shares of LTC Preferred to be delivered to the GAIA Holding Stockholder at Closing, when issued and delivered in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid, non-assessable and free and clear of any Lien or other limitation or restriction (other than as provided in the Certificate of Designation). There are no existing subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire from LTC at any time, or upon the happening of any stated event, any shares of the Capital Stock of LTC, whether or not presently issued or outstanding, except as set forth on Schedule
3.5. It is understood that nothing set forth in this Section 3.5 shall restrict LTC from issuing new Capital Stock or rights with respect thereto.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES RELATING TO GAIA

      Except as set forth below or in a Schedule attached hereto, the GAIA Holding Stockholder represents and warrants to LTC as of the date hereof that all of GAIA Holding Stockholder's representations and warranties relating to GAIA set forth in the Share Exchange Agreement I, subject to the Schedule attached thereto as updated as of the date of the closing of Share Exchange I, are true and accurate in all material respects and are hereby incorporated herein by their reference. Subject to any exceptions set forth in a Schedule hereto, the GAIA Holding Stockholder further represents to LTC as of the date hereof as follows:

      4.1 Corporate Existence and Power. GAIA is a corporation duly organized, validly existing and in good standing under the laws of Germany. GAIA has all corporate or similar power and all governmental permits required to carry on its business as now conducted and as proposed to be conducted after the Closing. GAIA is duly qualified to conduct business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on GAIA.

      4.2 Capitalization. The Capital Stock of GAIA as of the date hereof is Euro 1,524,000 distributed as follows: GAIA Holding holds Euro 1,524,200. All of the outstanding shares of Capital Stock of GAIA are duly authorized, validly issued, fully paid, non-assessable, and owned beneficially and of record by GAIA Holding. There are no existing subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire from GAIA at any time, or upon the happening of any stated event, any shares of the Capital Stock of GAIA whether or not presently issued or outstanding.

                                    ARTICLE V

             REPRESENTATIONS AND WARRANTIES RELATING TO GAIA HOLDING

      Except as set forth below or in a Schedule attached hereto, the GAIA Holding Stockholder represents and warrants to LTC as of the date hereof that all of GAIA Holding Stockholder's representations and warranties relating to GAIA Holding set forth in the Share Exchange Agreement I, subject to the Schedule attached thereto as updated as of the date of the closing of Share Exchange I, are true and accurate in all material respects and are hereby incorporated herein by their reference. Subject to any exceptions set forth in a Schedule hereto, the GAIA Holding Stockholder further represents to LTC as of the date hereof as follows:

      5.1 Corporate Existence and Power. GAIA Holding is a corporation duly incorporated, validly existing and in good standing under the laws of The Netherlands. GAIA Holding has all corporate power and all material governmental permits required to carry on its business as now conducted. GAIA Holding is duly qualified to conduct business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on GAIA Holding.

      5.2 Capitalization. The authorized, issued and outstanding Capital Stock of GAIA Holding as of the date hereof is as follows: GAIA Holding has 250,000 authorized shares Capital Stock, value of EUR 1 per share. The outstanding shares of Capital Stock of GAIA Holding are duly authorized, validly issued, fully paid, non-assessable, and owned beneficially and of record free and clear of any Lien or other limitation or restriction by the GAIA Holding Stockholder (40,000 Shares) and LTC (60,000 Shares). There are no existing subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire from GAIA Holding at any time, or upon the happening of any stated event, any shares of the Capital Stock of GAIA Holding whether or not presently issued or outstanding. The shares of GAIA Holding Capital Stock to be delivered to LTC at Closing, when transferred and delivered in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid, non-assessable and free and clear of any Lien or other limitation or restriction.

                                   ARTICLE VI

     REPRESENTATIONS AND WARRANTIES RELATING TO THE GAIA HOLDING STOCKHOLDER

      Except as set forth below or in a Schedule attached hereto, the GAIA Holding Stockholder represents and warrants to LTC as of the date hereof that all of GAIA Holding Stockholder's representations and warranties relating to GAIA Holding Stockholder set forth in the Share Exchange Agreement I, subject to the Schedule attached thereto as updated as of the date of the closing of Share Exchange I, are true and accurate in all material respects and are hereby incorporated herein by their reference. Subject to any exceptions set forth in a Schedule hereto, the GAIA Holding Stockholder further represents and warrants to LTC as of the date hereof as follows:

      6.1 Corporate Authorization; Enforceability. The execution, delivery and performance by the GAIA Holding Stockholder of this Agreement are within the GAIA Holding Stockholder 's corporate powers and no other corporate action on the part of the GAIA Holding Stockholder is necessary to authorize this Agreement. This Agreement has been duly executed and delivered by the GAIA Holding Stockholder. Assuming the due execution and delivery of this Agreement, this Agreement constitutes the valid and binding agreement of the GAIA Holding Stockholder, enforceable against the GAIA Holding Stockholder in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

      6.2 Governmental Authorization. The execution, delivery and performance by the GAIA Holding Stockholder of this Agreement require no consent, approval, order, authorization or action by or in respect of, or filing with, any Governmental Authority.

      6.3 Non-Contravention; Consents. The execution, delivery and performance by the GAIA Holding Stockholder of this Agreement and the consummation of the transaction contemplated hereby do not and will not at the Closing, (a) violate the certificate of incorporation or bylaws of the GAIA Holding Stockholder, (b) violate any applicable law or Order, (c) require any filing with or permit, consent or approval of, or the giving of any notice to, any Person (including filings, consents or approvals required under any permits of the GAIA Holding Stockholder or any licenses to which the GAIA Holding Stockholder is a party),
(d) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of the GAIA Holding Stockholder or to a loss of any benefit to which the GAIA Holding Stockholder is entitled under, any Contract or other instrument binding upon the GAIA Holding Stockholder or any permit held by the GAIA Holding Stockholder, or (e) result in the creation or imposition of any Lien on any asset of the GAIA Holding Stockholder.

      6.4 GAIA Holding Representations. (a) The GAIA Holding Stockholder is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act. The GAIA Holding Stockholder has sufficient knowledge and experience in investing in companies similar to LTC so as to be able to evaluate the risks and merits of an investment in LTC Preferred and the underlying LTC Common. The GAIA Holding Stockholder understands that its investment in such shares is speculative and involves a high degree of risk. The GAIA Holding Stockholder is able to financially bear the risks of loss of its entire investment in LTC hereunder.

      (b) The GAIA Holding Stockholder is acquiring the shares of LTC Preferred and underlying LTC Common for its own account as principal, and not as nominee or agent, for investment purposes and not with a view to or for sale in connection with any distribution thereof except for any distribution in compliance with the registration provisions of the Securities Act.

      (c) The GAIA Holding Stockholder acknowledges and agrees that it is not relying upon any projections with respect to LTC's business and prospects or any representations or warranties of LTC, except those specifically set forth in this Agreement and the Public Documents. The GAIA Holding Stockholder acknowledges that the Public Documents contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those stated or projected in the Public Documents. The GAIA Holding Stockholder has had the opportunity to conduct a satisfactory due diligence investigation of LTC and been given the opportunity for a reasonable time prior to the date hereof to ask questions of, and have received satisfactory answers from, LTC concerning LTC and the terms and conditions of the LTC Preferred and underlying LTC Common and other matters pertaining to an investment in LTC, the LTC Preferred and underlying LTC Common. The GAIA Holding Stockholder has received and had the opportunity to review LTC's Public Documents.

      (d) The GAIA Holding Stockholder understands that the shares of LTC Preferred being acquired by it and underlying LTC Common have not been registered for sale under the Securities Act or qualified under any applicable state securities laws, and accordingly, constitute "restricted securities" for purposes of the Securities Act and such state securities law and that it will not be able to transfer such shares except upon compliance with the registration requirements thereof or exemptions therefrom. The GAIA Holding Stockholder has previously invested in unregistered securities.

      (e) The GAIA Holding Stockholder understands that the shares of LTC Preferred being acquired by it and underlying LTC Common are being offered and sold to it pursuant to one or more exemptions from the registration or qualification requirements of the Securities Act and applicable state securities laws and acknowledges that the representations and warranties contained in this
Section 6.4 are given with the intention that LTC may rely thereon for purposes of claiming such exemptions.

                                   ARTICLE VII

                                CERTAIN COVENANTS

      7.1 Reasonable Best Efforts. Subject to the fiduciary duties of their respective officers and directors, each party will cooperate and use their respective reasonable best efforts to take, or cause to be taken, all appropriate actions, and to make, or cause to be made, all filings necessary, proper or advisable under applicable laws to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, their respective reasonable best efforts to obtain, prior to the Closing Date, all permits, qualifications and orders of Governmental Authorities and parties to Contracts as are necessary to consummate the transactions contemplated by the Agreement and to fulfill the conditions to Closing contemplated hereby. The parties will pay or cause to be paid all of their own fees and expenses incurred pursuant to this Section 7.1, including, but not limited to, the fees and expenses of any broker, finder, financial advisor, legal advisor or similar person engaged by such party. Notwithstanding any other provision hereof, in no event will any party or any of their respective Affiliates be required to (a) enter into or offer to enter into any divestiture, hold-separate, business limitation or similar agreement or undertaking in connection with this Agreement or the transactions contemplated hereby, (b) institute or defend any litigation or other legal proceeding, whether judicial or administrative, including, without limitation, seeking to have any stay or temporary restraining order vacated or reversed, or (c) incur any liability or make any payment in connection with any consent or approval or condition to Closing set forth in any subsection of

Section 8.1 or 8.2 as applicable in order to consummate the transactions contemplated by this Agreement. Each of the parties will notify and keep the other advised in reasonable detail as to such party's efforts in complying with its obligations under this Section 7.1.

      7.2 Proxy or Information Statement and Periodic Reports. (a) Promptly after the Closing Date, LTC shall prepare and file with the SEC a proxy statement or information statement to be mailed to LTC's stockholders in connection with an increase in the authorized number of shares of LTC Common or a reverse stock split thereof sufficient to make available that number of shares of LTC Common as will be required for the conversion of the LTC Preferred, the LTC Notes and all outstanding convertible securities of LTC and for such other proper purposes as agreed to by LTC and the GAIA Holding Stockholder. LTC shall provide the GAIA Holding Stockholder with such copies thereof as it may request.

      (b) In connection with the preparation of the proxy statement or information statement and any other periodic reports required to be filed by LTC pursuant to the Exchange Act (including a Form 8-K Current Report with respect to the transaction contemplated hereby), the GAIA Holding Stockholder, GAIA Holding and GAIA shall provide to LTC in writing all information relating to the investors, the GAIA Holding Stockholder, GAIA Holding and GAIA and their respective Subsidiaries, and the management, operations, finances and financial statements of any of them which may be advisable or necessary to include in the foregoing or any amendment thereto, none of which information shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      7.3 Transfer Taxes. The GAIA Holding Stockholder will pay all transfer, documentary, sales, use, stamp, registration and value added taxes incurred in connection with this Agreement.

      7.4 Further Assurances. From time to time, as and when requested by any party hereto, any other party will execute and deliver, or cause to be executed and delivered, all such documents and instruments and will take, or cause to be taken, all such further actions, as the requesting party may reasonably deem necessary or desirable to consummate or more fully effectuate the transactions contemplated by this Agreement.

      7.5 Registration Rights. The GAIA Holding Stockholder and LTC shall have all of the rights, remedies and obligations, subject to all of the terms and conditions, as set forth in Section 7.10 of Share Exchange Agreement I, which is incorporated herein by this reference.

                                  ARTICLE VIII

                              CONDITIONS TO CLOSING

      8.1 Conditions to Obligations of the GAIA Holding Stockholder. The obligations of the GAIA Holding Stockholder to consummate the Closing are subject to the satisfaction (or waiver by the GAIA Holding Stockholder) of the following conditions:

      (a) Representations, Warranties and Covenants of LTC. (a) The representations and warranties of LTC made in this Agreement shall be true and correct in all respects (or, if any such representation is not expressly qualified by "materiality," "Material Adverse Effect" or words of similar import, the n in all material respects) as of the date hereof and as of the Closing Date, as though made as of the Closing Date, and (b) LTC shall have performed and complied in all material respects with all terms, agreements and covenants contained in this Agreement required to be performed or complied with by LTC on or before the Closing Date.

      (b) No Injunction, etc. No provision of any applicable law and no judgment, injunction, order or decree of any Governmental Authority shall be in effect which shall prohibit the consummation of the Closing.

      (c) No Proceedings. No action, suit or proceeding challenging this Agreement, or the transaction contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Closing or seeking material damages shall have been instituted or threatened by any Person.

      (d) Third-Party Consents; Governmental Approvals. All consents, approvals, waivers, subordinations and permits, if any, disclosed or required to be disclosed on any Schedule attached hereto or otherwise required in connection with the consummation of the transactions contemplated by this Agreement shall have been received.

      (e) No Material Adverse Change. Prior to the Closing Date, no event shall have occurred which, individually or when considered together with all other matters, has had, or would reasonably be expected to have, a Material Adverse Effect on LTC, and neither GAIA nor the GAIA Holding Stockholder shall not have discovered any fact or circumstance (previously unknown to GAIA or the GAIA Holding Stockholder, as the case may be) which, individually or when considered together with all other matters, has, or would reasonably be expected to have, a Material Adverse Effect on LTC.

      8.2 Conditions to Obligations of LTC. The obligations of LTC to consummate the Closing are subject to the satisfaction (or waiver by LTC) of the following conditions:

      (a) Representations, Warranties and Covenants Relating to GAIA, GAIA Holding and the GAIA Holding Stockholder. The representations and warranties relating to GAIA, GAIA Holding and the GAIA Holding Stockholder made in this Agreement shall be true and correct in all respects (or, if any such representation is not expressly qualified by "materiality," "Material Adverse Effect" or words of similar import, the n in all material respects) as of the date hereof and as of Closing Date, as though made as of the Closing Date, and
(b) the GAIA Holding

Stockholder shall have performed and complied in all material respects with all terms, agreements and covenants contained in this Agreement required to be performed or complied with by the GAIA Holding Stockholder on or before the Closing Date.

      (b) No Injunction, etc. No provision of any applicable law and no judgment, injunction, order or decree of any Governmental Authority shall be in effect which shall prohibit the consummation of the Closing.

      (c) No Proceedings. No action, suit or proceeding challenging this Agreement, or the transaction contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Closing or seeking material damages shall have been instituted or threatened by any Person.

      (d) Third-Party Consents; Governmental Approvals. All consents, approvals, waivers and permits, if any, disclosed or required to be disclosed on any Schedule attached hereto or otherwise required in connection with the consummation of the transaction contemplated by this Agreement shall have been received.

      (e) No Material Adverse Change. Prior to the Closing Date, no event shall have occurred which, individually or when considered together with all other matters, has had, or would reasonably be expected to have, a Material Adverse Effect on GAIA or GAIA Holding, and LTC shall not have discovered any fact or circumstance (previously unknown to LTC) which, individually or when considered together with all other matters has, or would reasonably be expected to have, a Material Adverse Effect on GAIA or GAIA Holding.

                                   ARTICLE IX

                              TERMINATION; REMEDIES

      9.1 Termination.

      (a) This Agreement may be terminated at any time prior to the Closing:

            (i) By the mutual written consent of the GAIA Holding Stockholder and LTC;

            (ii) By the GAIA Holding Stockholder, if there has been a material violation or breach by LTC of any covenant, representation or warranty contained in this Agreement and such violation or breach has not been waived by the GAIA Holding Stockholder or cured by LTC within 60 days after written notice thereof from the GAIA Holding Stockholder;

            (iii) By LTC, if there has been a material violation or breach by the GAIA Holding Stockholder of any covenant, representation or warranty contained in this Agreement and such violation or breach has not been waived by LTC or cured by the

      GAIA Holding Stockholder, as the case may be, within 60 days after written notice thereof from LTC; or

            (iv) By the GAIA Holding Stockholder or LTC if the transactions contemplated hereby have not been consummated by December 20, 2002; provided, however, that (i) neither the GAIA Holding Stockholder nor LTC will be entitled to terminate this Agreement pursuant to this Section 9.1(a)(iv) if such Person's breach of this Agreement has prevented the consummation of the transactions contemplated hereby.

      (b) In the event that this Agreement is terminated pursuant to Section 9.1(a), all further obligations of each party hereto under this Agreement (other than pursuant to 10.5, which will continue in full force and effect) will terminate without further liability or obligation of any party to any other party hereunder; provided, however, that no party will be released from liability hereunder if this Agreement is terminated and the transactions abandoned by reason of (i) the failure of such party to have performed its obligations hereunder or (ii) any misrepresentation made by such party of any matter set forth herein.

      9.2 Remedies. Subject to Section 9.1, nothing contained in this Agreement shall be construed to restrict or limit in any manner the remedies which the parties might have at law or in equity for any breach of the covenants, representations or warranties contained in this Agreement.

                                    ARTICLE X

                                  MISCELLANEOUS

      10.1 Survival of Representations, Warranties and Covenants. None of the representations and warranties in Articles III or IV of this Agreement shall survive the Closing Date. The representations and warranties in Article V and VI of this Agreement, and the covenants set forth in Sections 7.2 through 7.5 shall survive the Closing Date until the expiration of the applicable statute of limitations.

      10.2 Notices. All notices, requests, claims, demands and other communications to any party hereunder must be in writing (including facsimile transmission, which must be confirmed) and provided to such party at its address or facsimile number set forth in Schedule 10.2 (which may be changed by such party upon notice in accordance with this Section 10.2). All such notices, requests and other communications will be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication will be deemed not to have been received until the next succeeding Business Day in the place of receipt following the date of receipt.

      10.3 Waiver. LTC, on the one hand, and the GAIA Holding Stockholder, on the other hand, may, by written notice to the other, (a) extend the time for the performance of any of the obligations or other actions of the other under this Agreement; (b) waive any inaccuracies in the representations or warranties of the other contained in this Agreement or in any document


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
delivered pursuant to this Agreement; (c) waive compliance with any of the conditions or covenants of the other contained in this Agreement; or (d) waive or modify performance of any of the obligations of the other under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any of the representations, warranties, covenants, conditions or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

      10.4 Amendments, Supplements, Etc. This Agreement may be amended or supplemented by additional agreements, as may be determined by the parties to be necessary, appropriate or desirable to further the purpose of this Agreement, to clarify the intention of the parties, or to add to or to modify the covenants, terms or conditions hereof. The parties hereto shall make such technical changes to this Agreement, not inconsistent with the purposes hereof, as may be required to effect or facilitate any governmental approval or acceptance of this Agreement or to effect or facilitate any filing or recording required for the consummation of any of the transactions contemplated hereby. This Agreement may not be amended except by an instrument in writing signed by all of the parties.

      10.5 Expenses. Whether or not the transactions contemplated by this Agreement are consummated, except as otherwise expressly provided for herein, the parties will pay or cause to be paid all of their own fees and expenses incident to the preparation, negotiation and performance of this Agreement and consummation of the transaction contemplated hereby, including the fees and expenses of any broker, finder, financial advisor, investment banker, legal advisor or similar person engaged by such party.

      10.6 Successors and Assigns. The provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Except as otherwise set forth herein, no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement (including any transfer by way of merger or operation of law) without the consent of each other party hereto. Any assignment in violation of the preceding sentence will be void ab initio.

      10.7 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted successors and assigns, and nothing herein expressed or implied will give or be construed to give to any Person, other than the parties hereto and such permitted successors and assigns, any legal or equitable rights hereunder.

      10.8 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the Laws that might otherwise govern under principles of conflict of laws thereof.

      10.9 Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in the courts of the State of New York located in the

County of New York and the federal courts of the United States of America located in such state and county. Each of the parties (a) consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding, (b) irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum, (c) will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (d) will not bring any action relating to this Agreement or any of the transaction contemplated by this Agreement in any other court. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10.2 will be deemed effective service of process on such party.

      10.10 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      10.11 Public Announcements. From the date hereof until the Closing Date, LTC, the GAIA Holding Stockholder and GAIA will consult with each other before issuing, or permitting any of their respective agents or Affiliates to issue, any press release or otherwise making or permitting any such agent or Affiliate to make any public statement with respect to this Agreement and the transactions contemplated hereby.

      10.12 Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

      10.13 Entire Agreement. This Agreement (including the Schedules hereto) constitutes the entire agreement among the parties with respect to the subject matter of this Agreement. This Agreement (including the Schedules hereto) supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

      10.14 Severability; Injunctive Relief. (a) If any provision of this Agreement or the application of any such provision to any Person or circumstance is held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, the remainder of the provisions of this Agreement (or the application of such provision in other jurisdictions or to Persons or circumstances other than those to which it was held invalid, illegal or unenforceable) will in no way be affected, impaired or invalidated, and to the extent permitted by applicable Law, any such provision will be restricted in applicability or reformed to the minimum extent required for such provision to be enforceable. This provision will be interpreted and enforced to give effect to the original written intent of the parties prior to the determination of such invalidity or unenforceability.

      10.15 Certain Interpretive Matters. (a) When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference will be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. Whenever the words, "include," "includes" or "including" are used in this Agreement, they will be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement have such defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. All references to "$" or dollar amounts will be to lawful currency of the United States of America. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. Each of the Schedules will apply only to the corresponding Section or subsection of this Agreement. To the extent the term "day" or "days" is used, it will mean calendar days unless referred to as a "Business Day".

      (b) No provision of this Agreement will be interpreted in favor of, or against, any of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof.

      10.16 Definitions. In addition to the terms defined elsewhere herein, any term in any representation or warranty incorporated herein by reference shall have the meaning set forth in Share Exchange Agreement I, and the following terms shall have the following meanings:

      "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with the first Person and, if such first Person is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual and/or one or more members of such immediate family and any Person who is controlled by any such immediate family member or trust. For the purposes of this Agreement, "control," when used with respect to any Person, means the possession, directly or indirectly, of the power to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or comparable positions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "Business Day" means a day that is not a Saturday, Sunday or a day on which commercial banking institutions located in New York City, New York, The Netherlands or Germany are authorized or required to close.

      "Capital Stock" means (a) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including, but not limited to, the common stock and preferred stock of such Person and (b) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      "Governmental Authority" means any domestic or foreign governmental or regulatory agency, authority, bureau, commission, department, official or similar body or instrumentality thereof, or any governmental court, arbital tribunal or other body administering alternative dispute resolution.

      "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For the purposes of this Agreement, a Person will be deemed to own, subject to a Lien, any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

      "LTC Common" means all the issued and outstanding shares of common stock, par value $0.01 per share, of LTC.

      "Material Adverse Effect" means a material adverse effect on the business, assets, liabilities, condition (financial and other), results of operations or prospects of a Person and its subsidiaries, taken as a whole.

      "Order" means any judgment, injunction, judicial or administrative order or decree.

      "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust or other entity or organization or Governmental Authority.

      "SEC" means the Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended.

                  [Remainder of page intentionally left blank.]


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
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth below.

DATED: November 25, 2002                LITHIUM TECHNOLOGY CORPORATION



                                        By: /s/ David J. Cade
                                            ------------------
                                            David J. Cade
                                            Chairman and Chief Executive Officer



DATED: November 25, 2002                ARCH HILL VENTURES N.V.



                                        By: /s/ Harry H. van Andel
                                            ----------------------
                                            Harry H. van Andel
                                            Executive Officer


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